CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260813 on Form S-6 of our report dated January 7, 2022, relating to the financial statements of FT 9830, comprising Dow(R) Target 5 1Q ‘22 - Term 4/6/23 (The Dow(R) Target 5 Portfolio, 1st Quarter 2022 Series); Dow(R) Target Dvd. 1Q ‘22 - Term 4/6/23 (The Dow(R) Target Dividend Portfolio, 1st Quarter 2022 Series); S&P Dvd. Aristocrats Target 25 1Q ‘22 - Term 4/6/23 (S&P Dividend Aristocrats Target 25 Portfolio, 1st Quarter 2022 Series); S&P Target 24 1Q ‘22 - Term 4/6/23 (S&P Target 24 Portfolio, 1st Quarter 2022 Series); S&P Target SMid 60 1Q ‘22 - Term 4/6/23 (S&P Target SMid 60 Portfolio, 1st Quarter 2022 Series); Target Divsd. Dvd. 1Q ‘22 - Term 4/6/23 (Target Diversified Dividend Portfolio, 1st Quarter 2022 Series); Target Focus 4 1Q ‘22 - Term 4/6/23 (Target Focus Four Portfolio, 1st Quarter 2022 Series); Target Global Dvd. Leaders 1Q ‘22 - Term 4/6/23 (Target Global Dividend Leaders Portfolio, 1st Quarter 2022 Series); Target Growth 1Q ‘22 - Term 4/6/23 (Target Growth Portfolio, 1st Quarter 2022 Series); Target Triad 1Q ‘22 - Term 4/6/23 (Target Triad Portfolio, 1st Quarter 2022 Series); Target VIP 1Q ‘22 - Term 4/6/23 (Target VIP Portfolio, 1st Quarter 2022 Series); and Value Line(R) Target 25 1Q ‘22 - Term 4/6/23 (Value Line(R) Target 25 Portfolio, 1st Quarter 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 7, 2022